UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 694-1000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 31, 2008, Monsanto Company, a Delaware corporation (the “Company”), entered into a Sale and Purchase Agreement (the “Agreement”) with Delhi B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Seller”), pursuant to which Seller agreed to sell to the Company all of the issued and outstanding shares in the capital of De Ruiter Seeds Group B.V., a private company with limited liability incorporated under the laws of the Netherlands (“De Ruiter Seeds”), and all of the issued and outstanding shares in the capital of Stagros Amsterdam B.V., a private company with limited liability incorporated under the laws of the Netherlands, (together with De Ruiter Seeds, “De Ruiter”).  Following consummation of the acquisition, De Ruiter will be wholly owned by the Company.

A copy of the Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.  The description of the Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Agreement set forth on Exhibit 2.1 and readers are encouraged to review the Agreement in its entirety.

The consideration to be paid by the Company to the Seller for De Ruiter is based on an enterprise value for De Ruiter of €546 million, which includes compensation for transaction expenses, and is to be reduced by net debt of approximately €53 million, resulting in a cash purchase price to be paid at closing of €486,848,914 (the “Base Purchase Price”).  Upon closing, the economic risk of De Ruiter shall pass to the Company with effect from January 1, 2008.

The Agreement contains customary representations and warranties, covenants and other terms and conditions, including conditions relating to approvals under competition laws and regulations, and the closing is expected to occur as soon as possible following receipt of such approvals in the relevant jurisdictions.  There can be no assurance that the transactions contemplated by the Agreement will be consummated.

In the Agreement, the parties have agreed to two alternative instances in which an additional amount or a termination fee may be payable from the Company to Seller:

•                  Additional Amount if Transaction Closes After July 31:  in the event that the closing condition relating to competition clearance is not satisfied or waived on or before July 31, 2008, but the transaction is ultimately consummated, the Company has agreed to pay Seller at closing an amount equal to €100,000 multiplied by the number of days between July 31, 2008 and the closing date; or

•                  Termination Fee:  in the event that the closing condition relating to competition clearance is not satisfied or waived on or before December 31, 2008 and the Agreement is terminated by either party for that reason, a fee of 10% of the Base Purchase Price will become due and payable by the Company.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1(*)	Sale and Purchase Agreement, dated March 31, 2008, by and between Monsanto Company and Delhi B.V.

*  Certain appendices, exhibits and/or similar attachments to this Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish supplementally a copy of any omitted appendix, exhibit or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSANTO COMPANY (Registrant)

Date:	April 1, 2008	/s/ Nancy E. Hamilton
		Name:	Nancy E. Hamilton
		Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description
2.1(*)	Sale and Purchase Agreement, dated March 31, 2008, by and between Monsanto Company and Delhi B.V.

*  Certain appendices, exhibits and/or similar attachments to this Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish supplementally a copy of any omitted appendix, exhibit or similar attachment to the SEC upon request.